Omitted Portions of this Exhibit are Subject to a Request for Confidential Treatment under Rule 24b-2.



                                                                 Exhibit 10.3.43

                                SUPPLY AGREEMENT
         This Agreement is made effective as of April 1, 1996 ("Effective Date"), by and between Neoprobe-Peptor JV L.L.C., a limited liability company of the State of Delaware, U.S.A. ("JV"), and Neoprobe (Israel) Ltd., an Israeli limited liability company ("Neoprobe Israel").

                                    RECITALS:

         WHEREAS, Peptor, and Neoprobe Corporation, a Delaware, U.S.A. corporation ("Neoprobe") have agreed to the formation of JV between Neoprobe and Peptor Corp, a corporation of the State of Delaware, by the concurrent entry into a Limited Liability Company Agreement between Neoprobe and Peptor Corp.;

         WHEREAS, Neoprobe Israel has developed or obtained technology enabling it to radiolabel proteins of interest to JV;

         WHEREAS, Neoprobe Israel is willing to become its exclusive radiolabeller of proteins for JV; and

         WHEREAS, JV is willing to have Neoprobe Israel be its exclusive radiolabeller of proteins;

         NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, JV and Neoprobe Israel agree as follows:

                                   AGREEMENT:
                               ARTICLE I. - SUPPLY

1.1      (a)      During the Term of this Agreement, Neoprobe Israel agrees
                  to radiolabel Peptor Proprietary Proteins as defined in the Limited Liability Company Agreement ("PRODUCT") according to
                  Specifications And Test Methods set forth in Exhibit A hereto
                  (hereinafter "SPECIFICATIONS"). During the Term of this
                  Agreement or any extensions thereof, Neoprobe Israel shall use reasonable best efforts to meet JV's PRODUCT order and delivery requirements, as advised from JV from time to time.
         (b)      During the Term of this Agreement, JV agrees that Neoprobe
                  Israel will be its exclusive radiolabeller of PRODUCT;
         (c)      JV and Neoprobe Israel agree that Neoprobe Israel, if it so determines, may on a contract basis, radiolabel proteins for itself or for companies other than JV.

Omitted Portions of this Exhibit are Subject to a Request for Confidential Treatment under Rule 24b-2.

Neoprobe-Peptor JV L.L.C.              Page 2                   Supply Agreement
Neoprobe (Israel) Ltd.

                  Notwithstanding the foregoing, Neoprobe Israel, in allocating its production capacity, shall give priority to the supply requirements of JV.
         (d)      The commercial price per vial of the PRODUCT during the Term hereof shall be *. Neoprobe Israel agrees that the vials of
                  PRODUCT shall meet the requirements set out in the
                  SPECIFICATIONS.
         (e)      "Commercial Sale" for present purposes means the earlier of the sale of the PRODUCT in the United States has received
                  approval by the United States Food and PRODUCT Administration
                  ("FDA"), or has received approval by the appropriate
                  regulatory agency in at least two (2) of the following four
                  (4) countries: United Kingdom, France, Germany, and Italy
                  ("European Authorities").
1.2      (a)      Upon written notice by JV to Neoprobe Israel, Neoprobe
                  Israel shall at the expense of JV submit an ELA and updated
                  PRODUCT Master File ("DMF") to the FDA, if required, in sufficient detail describing the manufacturing of the PRODUCT and Neoprobe Israel's facilities as may be required for the "Manufacturing Section" of JV's IND. JV shall advise Neoprobe
                  Israel, at Neoprobe Israel's request, in matters pertaining to the content and requirements of the DMF and ELA. Neoprobe
                  Israel also agrees to supply a copy of sections of their DMF directly relating to the PRODUCT or any portion thereof to JV upon JV's request. Neoprobe Israel shall give JV the right to reference such DMF.
         (b)      JV shall at its own expense submit and file for corresponding approval to market the PRODUCT in countries in the TERRITORY.
                  Neoprobe Israel agrees to supply copies of all papers relating to this task to JV. Neoprobe Israel shall cooperate with JV in this task.
1.3      Neoprobe Israel warrants that the PRODUCT:
         (i)      shall meet the SPECIFICATIONS which include the obligation of
                  Neoprobe Israel to comply with all applicable Good Laboratory
                  Practices ("GLP's"), Good Manufacturing Practices ("cGMP's") and other such applicable regulations of the FDA and European
                  Authorities;

* Omitted and filed separately under Rule 24b-2 pursuant to which Neoprobe Corporation has requested Confidential Treatment of this information.

Omitted Portions of this Exhibit are Subject to a Request for Confidential Treatment under Rule 24b-2.

Neoprobe-Peptor JV L.L.C.              Page 3                   Supply Agreement
Neoprobe (Israel) Ltd.


         (ii) shall be packaged and shipped to JV or its designee for distribution and sale in a manner consistent with the SPECIFICATIONS; and

         (iii) shall otherwise comply with the requirements of the FDA and European Authorities for commercial sale of the PRODUCT.
         Neoprobe Israel further warrants that it shall convey good title to all quantities of PRODUCT supplied hereunder.
1.4 Neoprobe Israel shall test each batch of PRODUCT prior to shipment and shall retain records (for the period of time required by cGMP regulations) pertaining to each such test. The tests and analyses to be conducted shall be specified in Exhibit A hereto and may be changed by mutual written consent of the parties.
1.5 JV shall have the right, at reasonable times and with reasonable prior notice, to inspect Neoprobe Israel's production facilities to confirm Neoprobe Israel's compliance with cGMP's and the SPECIFICATIONS, and to review the records under this Article, and other testing standards. In the event that JV observes a condition which causes it to believe that the PRODUCT is not being manufactured in accordance with cGMP's, the SPECIFICATIONS, or other testing standards, Neoprobe Israel and JV shall immediately meet to discuss the concerns and any additions or modifications to bring the facilities and production procedures into compliance. The parties agree to use their reasonable efforts to modify facilities and/or production procedures to bring the manufacture of the PRODUCT into full compliance based on the parties' understanding of such regulations. In the event the parties cannot resolve the issue of compliance, a third party expert, acceptable to both parties and bound by confidentiality, shall be employed to resolve the issue and the decision by such third party shall be binding. The cost incurred with respect to said expert shall be borne by JV.
1.6 At JV's request and with reasonable prior notice to Neoprobe Israel, Neoprobe Israel agrees to permit the FDA to inspect Neoprobe Israel's production facilities.
1.7 Neoprobe Israel shall submit, at its expense and with the consent and cooperation of JV as set forth in this Article, an Establishment License Application ("ELA"), if required, to manufacture the PRODUCT commercially. JV shall promptly advise Neoprobe Israel, at Neoprobe Israel's request, in matters pertaining to U.S. regulatory requirements relating to the manufacture of the PRODUCT.

Omitted Portions of this Exhibit are Subject to a Request for Confidential Treatment under Rule 24b-2.

Neoprobe-Peptor JV L.L.C.              Page 4                   Supply Agreement
Neoprobe (Israel) Ltd.


1.8 Should JV request Neoprobe Israel to provide proof of manufacture of the PRODUCT to a regulatory authority, Neoprobe Israel agrees to cooperate and supply information in response to such request. JV agrees to reimburse any out of pocket expenses to Neoprobe Israel for their effort.
1.9 With respect to supply of the PRODUCT for use in a European country, the provisions of this Article I shall be construed to encompass the various equivalent (or most nearly equivalent) regulatory agencies and regulations applicable. The parties agree to negotiate in good faith any modifications to the provisions hereof occasioned by virtue of the supply of the PRODUCT to a European country.
1.10 JV hereby grants to Neoprobe Israel during the Term hereof a non-exclusive irrevocable and unconditional option to supply additional products upon terms and conditions to be mutually agreed upon by the parties hereto acting in good faith.

                              ARTICLE II - PAYMENTS
         JV agrees to pay all invoices submitted by Neoprobe Israel hereunder within thirty (30) days thereof.

                          ARTICLE III - CONFIDENTIALITY
3.1 Both parties to this Agreement agree to maintain any information received from the other party under this Agreement ("INFORMATION") in confidence and not disclose the INFORMATION to any person or entity that is not a party to this Agreement.
3.2 INFORMATION exchanged under this Agreement may be in any form such as written or oral. Upon termination of the Agreement, if requested by the disclosing party, the receiving party will return any INFORMATION received in tangible form together with any copies receiving party may have made.
3.3 The foregoing obligations shall not apply to INFORMATION which Neoprobe Israel or JV can demonstrate falls within one of the following exceptions.

         (a) is, or without the fault of the receiving party becomes, available to the public; or

         (b) was known to the receiving party prior to receipt from the disclosing party; or

         (c) was received without restriction from a third party having the right to make such disclosure.

Omitted Portions of this Exhibit are Subject to a Request for Confidential Treatment under Rule 24b-2.

Neoprobe-Peptor JV L.L.C.              Page 5                   Supply Agreement
Neoprobe (Israel) Ltd.


         If JV or Neoprobe Israel breach their confidentiality obligations and the INFORMATION thereby becomes available to the public, the non-breaching party (either JV or Neoprobe Israel) is not thereby released from their confidentiality obligations under this Agreement.
3.4 INFORMATION disclosed to a receiving party in Article 3.1 which is specific shall not be deemed to be within any of the above exceptions merely because it is embraced by more general information coming within one of the exceptions. Any combination of features disclosed to a Receiving Party shall not be deemed to be within any exception merely because individual features thereof fall within one of the exceptions.
3.5 A receiving party shall notify the disclosing party promptly in writing, after receipt thereof, with supporting evidence when any INFORMATION received is considered by a receiving party to fall within any of the exceptions of Article 3.3.
3.6 The confidentiality provisions of the Agreement will remain in effect for five (5) years from the expiration or termination of this Agreement.

                                ARTICLE IV - TERM
         The Term of this Agreement shall extend for thirty-six (36) months after Commercial Sales begin. Thereafter, the Term shall automatically be renewed for like periods of thirty-six (36) months unless JV notifies the Neoprobe Israel within one (1) year from the end of each thirty-six (36) month term that the Agreement is to be terminated.

                             ARTICLE V - TERMINATION
5.1 Should JV terminate this Agreement for whatever reason, Neoprobe Israel shall be entitled to retain all the payments made to Neoprobe Israel by JV.
5.2 In any event, any termination of this Agreement shall not relieve JV or Neoprobe Israel of their respective obligations of confidentiality under Article III.

                           ARTICLE VI - FORCE MAJEURE
6.1 Neither party shall be responsible in any way to the other party for failure to perform any of its obligations under this Agreement when such failure is due to any war, fire, flood, labor trouble, strike, natural calamity, accident, riot, act of governmental authority, inability or economic impracticality to comply with requirements imposed by

Omitted Portions of this Exhibit are Subject to a Request for Confidential Treatment under Rule 24b-2.

Neoprobe-Peptor JV L.L.C.              Page 6                   Supply Agreement
Neoprobe (Israel) Ltd.


         environmental regulations or orders, Acts of God, or other similar contingencies beyond the reasonable control of either party.
6.2 Neoprobe Israel shall not be held liable to JV for default or delay in the manufacture or delivery of the PRODUCT due to an act of God, accident, fire, flood, storm, riot, sabotage, explosion, strike, labor disturbance, national defense requirements, governmental law, ordinance rule or regulation, whether valid or invalid, inability to obtain electricity or other types of energy, raw materials, labor, equipment or transportation, or any similar contingency beyond its reasonable control whether the contingency is of the same class as those enumerated above, it being expressly agreed that such enumeration shall be non-exclusive (each contingency is referred to in this Agreement as an ("event of force majeure"). Neoprobe Israel shall give JV immediate notice of any occurrence of any such contingency.

                          ARTICLE VII - EXPORT CONTROL
7.1 Neoprobe Israel and JV also agree not to disclose any INFORMATION, except that which becomes generally known to the public under the exceptions to confidentiality given in Article IV, or to re-export, either directly or indirectly, any technical data relating to commodities incorporating INFORMATION or any direct product of the technical data (the PRODUCT) to Albania, Bulgaria, Cambodia, Cuba, Czech Republic (former Czechoslovakia), Estonia, Haiti, Iran, Iraq, Laos, Latvia, Lithuania, Libya, Mongolian People's Republic, North Korea, People's Republic of China, Poland, Slovak Republic (former Czechoslovakia), South African military and police, Romania, Syria, former republics and geographic regions of the Union of Soviet Socialist Republics, Vietnam, Yugoslavia (Serbia and Montenegro) or any other country that may in the future be covered by the United States Export Administration Act of 1979 as amended and the Trading With the Enemy Act and the regulations of the U.S. Departments of Commerce, Defense, State, Energy and Treasury pursuant thereto. Neoprobe Israel and JV also agree that they will not re-export, either directly or indirectly, such INFORMATION, technical data or direct products (the PRODUCT) to any country other than those listed in the preceding sentence without first obtaining a written letter of assurance equivalent in scope to this paragraph or the appropriate license from the U.S. government.

Omitted Portions of this Exhibit are Subject to a Request for Confidential Treatment under Rule 24b-2.

Neoprobe-Peptor JV L.L.C.              Page 7                   Supply Agreement
Neoprobe (Israel) Ltd.


7.2 With regard to the preceding paragraph, JV shall provide Neoprobe Israel with notice of any additions or deletions to the above countries listed and which change would impact this Agreement, with the notice to be sent as specified in Article XI.
7.3 Neoprobe Israel agrees to use reasonable efforts to comply with this Article and agrees to indemnify JV for any intentional breach incurred by Neoprobe Israel's shipment of the PRODUCT, or technical data relating to commodities incorporating INFORMATION, in contravention of this Article.
7.4      This Article shall survive any termination of the Agreement.

                          ARTICLE VIII - CHOICE OF LAW

8.1 The provisions of this Agreement shall be governed and construed under the laws of the State of Ohio.
8.2 If any provision of this Agreement shall be found or held to be invalid or unenforceable, the meaning of such provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any party hereto. In such event, the parties shall use their best efforts to negotiate, in good faith, a substitute, valid, and enforceable provision or agreement which most nearly effectuates the parties' intent into entering into this Agreement.

Omitted Portions of this Exhibit are Subject to a Request for Confidential Treatment under Rule 24b-2.

Neoprobe-Peptor JV L.L.C.              Page 8                   Supply Agreement
Neoprobe (Israel) Ltd.


                            ARTICLE IX - INDEMNITIES
9.1 JV shall indemnify Neoprobe Israel for and save Neoprobe Israel harmless from all losses, costs or damage (including reasonable attorney fees and expenses) suffered or incurred by Neoprobe Israel in respect of damage to or destruction of property, personal injury or death which may be caused by or arise from, either wholly or in part, from JV's negligence or that of its directors, officers, or employees, agents, or representatives or those third parties to whom JV directs Neoprobe Israel to ship the product.
9.2 Neoprobe Israel shall indemnify JV for and save JV harmless from all losses, costs or damage (including reasonable attorney fees and expenses) suffered or incurred by JV in respect of damage to or destruction of property, personal injury or death which may be caused by or arise from Neoprobe Israel's negligence or that of its directors, officers, or employees, agents or representatives.
9.3      This Article shall survive any termination of this Agreement.

                               ARTICLE X - WAIVER
10.1 No failure on the part of any party to exercise and no delay in exercising any right, power, remedy, or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, including without limitation, the right or power to terminate this Agreement, shall impair, prejudice, or constitute a waiver of any such right, power, remedy, or privilege, or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy, or privilege.
10.2 No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated, or discharged and any such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by both parties hereto.

Omitted Portions of this Exhibit are Subject to a Request for Confidential Treatment under Rule 24b-2.

Neoprobe-Peptor JV L.L.C.              Page 9                   Supply Agreement
Neoprobe (Israel) Ltd.


                               ARTICLE XI - NOTICE
         All notices, requests, and other communications to JV or Neoprobe Israel hereunder shall be in writing (including telecopy or similar electronic transmissions), shall refer specifically to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered mail, or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below (or such other address as may be specified in writing to the other party hereto) or in the case of a telecopy or other electronic transmission, to such party by means confirmed in writing or by agreement:
         If to JV:                                     with a copy to:

                  Neoprobe-Peptor JV L.L.C.            Peptor Limited
                  Attention:  David C. Bupp            Attention:  Yoram Karmon
                  425 Metro Place North                Kiryat Weizmann
                  Suite 400                            Rehovot 76326
                  Dublin, OH 43017-1367                ISRAEL
                  tel.:  614-793-7500                  tel.:
                  fax:  614-793-7522                   fax:

         If to Neoprobe Israel:                        with a copy to:

                  Neoprobe (Israel) Ltd.               J.K. Mueller, Jr., Esq.
                  Attention:  David C. Bupp            MUELLER AND SMITH, L.P.A.
                  425 Metro Place North                MUELLER-SMITH BUILDING
                  Suite 400                            7700 Rivers Edge Drive
                  Dublin, OH 43017-1367                Columbus, Ohio 43235
                  tel.:  614-793-7500                  tel.:  614-436-0600
                  fax:  614-793-7522                   fax:  614-436-0057

Any notice or communication given in conformity with this Article XI shall be deemed to be effective when received by the addressee, if delivered by hand, telecopy or other electronic transmission, and seven (7) days after mailing, if mailed.

                             ARTICLE XII - HEADINGS
         The headings used in this Agreement are inserted for reference and shall not be deemed as part of the text.

Omitted Portions of this Exhibit are Subject to a Request for Confidential Treatment under Rule 24b-2.

Neoprobe-Peptor JV L.L.C.              Page 10                  Supply Agreement
Neoprobe (Israel) Ltd.


                          ARTICLE XIII - UNDERSTANDING
13.1 This Agreement represents the entire understanding of the parties with respect to the subject matter hereof. All agreements, covenants, representations, warranties and indemnities set forth in this Agreement shall survive the execution and delivery of this Agreement.
13.2 Each party hereto agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents, and instruments, that may be necessary or as any other party hereto may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectually the provisions and purposes of, or to better assure and confirm unto such other party its rights and remedies under, this Agreement.
13.3 The relationship between JV and Neoprobe Israel under this Agreement is that of buyer and seller, and nothing contained in this Agreement shall constitute Neoprobe Israel the agent or representative of JV for any purpose whatsoever. In particular, but without derogating from the generality of the foregoing, Neoprobe Israel shall have no right to assume or create any obligation, contract or commitment, expressed or implied, or make any representation, on behalf, or in the name, of JV, and Neoprobe Israel shall indemnify JV and hold JV harmless against and from any liability arising from any such act by Neoprobe Israel.
13.4 This Agreement constitutes, on and as of the date hereof, the entire agreement of the parties with respect to the subject matter hereof, and all prior or contemporaneous understanding or agreements, whether written or oral, between the parties with respect to such subject matter are hereby superseded in their entireties.
13.5 This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.
13.6 If any controversy or claim arising out of this Agreement cannot be settled by the parties, the controversy or claim shall be settled by arbitration conducted by a single arbitrator, mutually elected by the parties (or if the parties fail to elect such arbitrator within two (2) weeks from the date a party hereto notifies the other parties in writing that it wishes to commence arbitration proceedings, an arbitrator elected by the American Arbitration

Omitted Portions of this Exhibit are Subject to a Request for Confidential Treatment under Rule 24b-2.

Neoprobe-Peptor JV L.L.C.              Page 11                  Supply Agreement
Neoprobe (Israel) Ltd.


         Association, in the city of New York, N.Y., and judgment on the award may be entered in any court having jurisdiction.

                            ARTICLE XIV - ASSIGNMENT
         The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, JV, Neoprobe Israel, and their respective successors and authorized assigns; provided, however, that, except as provided herein, no party may assign or otherwise transfer any of its rights and interests, nor delegate any of its respective obligations, hereunder, including, without limitation, pursuant to a merger or consolidation, without the prior written consent of the other party hereto. Any attempt to assign or delegate any portion of this Agreement in violation of this Article XIV shall be null and void. Subject to the foregoing, any reference to JV or Neoprobe Israel hereunder shall be deemed to include the successors thereto and assigns thereof.

         IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its duly authorized representatives on the 1st day of April, 1996.

NEOPROBE-PEPTOR JV L.L.C.  NEOPROBE (ISRAEL) LTD.


s/Yoram Karmon                               s/David C. Bupp
- ------------------------------------         --------------------------------
Yoram Karmon, Member Representative          David C. Bupp, President